Exhibit 99.2

Court of Chancery Orders Dyadic International, Inc. to Notice and Hold Annual Meeting of Stockholders for the Election of Class III and Class I Directors

JUPITER, Fla – (April 15, 2008) – Dyadic International, Inc. (the "Company") today announced that the Court of Chancery of the State of Delaware (the "Court of Chancery") issued an order (the "Court Order") directing the Company to notice and hold an annual meeting of its stockholders (the "Annual Meeting") for the purpose of electing directors in Class III and Class I of the Company's board of directors.  The Annual Meeting will be held on Friday, June 20, 2008.  The record date for the meeting will be April 23, 2008.  The Company will mail the formal notice of the Annual Meeting to the Company's stockholders at least 40 days and no more than 50 days prior to the date of the Annual Meeting.

By way of background, as previously disclosed in the Company's Current Reports on Form 8-K (filed on November 19, 2007, December 28, 2007, March 4, 2008 and March 14, 2008), on November 14, 2007, Mark A. Emalfarb, in his capacity as trustee of the Mark A. Emalfarb Trust U/A/D October 1, 1987, a stockholder of the Company, filed a petition in the Court of Chancery pursuant to Section 211 of the General Corporation Law of the State of Delaware seeking an order of the Court of Chancery directing the Company to hold an annual meeting of its stockholders for the election of directors.  The Company did not oppose a court order directing the Company to hold an annual meeting of stockholders, but disagreed with the petitioner about the number of classes of directors that should be elected at the annual meeting and about the appropriate date (and the period of time to elapse before that date) for such a meeting.  The Court Order was issued following a hearing before the Court of Chancery held on April 8, 2008.

Pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), for director nominations or other business to be properly brought before the Annual Meeting by an eligible stockholder, a stockholder must deliver to the Secretary of the Company at the Company's principal executive office a written notice (which, in the case of director nominations, must include the name of each person whom the stockholder proposes to nominate for election or reelection as a director and certain other information specified in the Bylaws) of any such nominations or other business no later than April 25, 2008.  The stockholder must be a stockholder of record at the time of giving such notice and must be entitled to vote at the Annual Meeting.  The foregoing description of the Bylaws is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws.  A copy of the Bylaws is attached as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on November 4, 2004.

The Company intends to nominate its own director nominees for election as Class III and Class I directors at the Annual Meeting.  The Company will furnish stockholders with a proxy statement and related materials for the Annual Meeting at an appropriate time in advance of the meeting.  STOCKHOLDERS OF THE COMPANY ARE URGED TO READ AND CONSIDER SUCH PROXY MATERIALS WHEN THEY BECOME AVAILABLE AS SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

On April 15, 2008, the Company filed with the SEC a Current Report on Form 8-K, which includes a copy of this press release and a copy of the Court Order as exhibits.

THIS COMMUNICATION DOES NOT CONSTITUTE SOLICITATION MATERIAL OR A REQUEST FOR A PROXY AND IS NOT BEING FURNISHED UNDER CIRCUMSTANCES CALCULATED TO RESULT IN THE PROCUREMENT, WITHHOLDING OR REVOCATION OF A PROXY OR VOTE ON ANY MATTER.

About Dyadic International, Inc.

Dyadic International, Inc. is a biotechnology company that uses its patented and proprietary technologies to conduct research and development activities for the discovery, development, and manufacture of products and enabling solutions to the bioenergy, industrial enzyme and pharmaceutical industries.

Contact:

Berkman Associates
Investor Relations Counsel to Dyadic International, Inc.
Neil Berkman, 310-826-5051
info@berkmanassociates.com
MIAMI 1534061.2 7763429346